UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 6, 2016 (April 1, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 4, 2016, Innophos Holdings, Inc. (the “Company”) announced the election by its Board of Directors of Hermanus (Han) Kieftenbeld, age 50, as Senior Vice President and Chief Financial Officer, effective April 1, 2016. The Company made the announcement in a press release filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. Kieftenbeld brings with him 25 years of international business and leadership experience. From June 2014 to July 2015, Mr. Kieftenbeld served as the Global Chief Financial Officer at AB Mauri, a worldwide leader in bakery ingredients. From December 2010 to June 2014, Mr. Kieftenbeld served as the Global Chief Procurement Officer of Ingredion Incorporated, a leading global ingredient solutions provider. Prior to that, Mr. Kieftenbeld served as Chief Financial Officer at Akzonobel N.V. from 2007 to 2010 and, before that, at ICI PLC from 1997 to 2007. Currently, Mr. Kieftenbeld serves as a non-executive advisor and board member at Themis Analytics, an international sales and marketing decision analytics solutions provider to the pharmaceutical industry.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. Kieftenbeld, which includes the follow terms: (i) an initial employment term through December 31, 2017 (which shall automatically renew for successive one-year periods thereafter unless terminated); (ii) an initial starting base salary of $425,000; (iii) initial participation in the Company’s short term incentive plan at a target level equal to 60% of base salary; (iv) initial participation in the Company’s long term incentive program (currently, the 2009 Long-Term Incentive Plan) at a target level of 90% of base salary (initial grant noted below); and (v) participation in the Company’s pension and welfare benefits plans consistent with his senior executive position. In addition, the Employment Agreement provides for certain payments and benefits in the event of a termination of Mr. Kieftenbeld’s employment under specific circumstances (generally, such payments and benefits cover a period of 12 months, unless termination is in connection with a change of control, in which event such payments and benefits cover a period of 24 months). On April 1, 2016, Mr. Kieftenbeld received his 2016 long term incentive grant, consisting of 6,648 restricted shares of the Company’s common stock and non-qualified options to purchase 41,576 shares of the Company’s common stock at an exercise price of $31.11 per share. These restricted shares and options which each vest in three equal annual installments on March 31 of 2017, 2018 and 2019.

The foregoing is a summary of the material terms of the Employment Agreement, which summary is qualified in its entirety by the definitive terms of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Effective upon Mr. Kieftenbeld’s election, Mark Feuerbach, who had served in the interim since December 2015 as the Company’s Chief Financial Officer, continues in his positions as Vice President, Investor Relations, Treasury, Financial Planning & Analysis.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated April 4, 2016
10.1	Employment Agreement between Innophos Holdings, Inc. and Hermanus (Han) Kieftenbeld, dated April 1, 2016

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SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized

INNOPHOS HOLDINGS, INC.

April 6, 2016	By:	/s/ Joshua Horenstein

	Name:	Joshua Horenstein
	Title:	Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated April 4, 2016
10.1	Employment Agreement between Innophos Holdings, Inc. and Hermanus (Han) Kieftenbeld, dated April 1, 2016